FORM 9

Anguilla

INTERNATIONAL BUSINESS COMPANIES ACT

(Sections 85 and 88)

ARTICLES OF MERGER/CONSOLIDATION

  Type of Articles:

� Merger

� Consolidation

  Effective Date of Merger/Consolidation:

April 6, 2005     Date of Filing

                         Subsequent Date, Not Exceeding 30 Days

  Constituent Companies:

Name:                         Company No.:                         Jurisdiction of Registration            Date of Registration:

                                                                                  (If not Anguilla):

Bingo.com Inc.                    -                                     Florida, USA                               22nd Jan 1999

Bingo.com Ltd              2043437                               Anguilla                                        4th  Nov 2004

  Name of Surviving/Consolidated Companies:            Bingo.com Ltd.

  Intended Jurisdiction if Not Anguilla:            n/a

  Registered Office:

Address:                                                 Mailing Address:

Spencer House                                                  P.O. Box 821

                        The Valley                                                         The Valley

                        Anguilla                                                              Anguilla

  Registered Agent:

Name:                                                            Mailing Address

Wigley & Associates Inc.                              P.O. Box 821

                                                                                                        The Valley

                                                                                                        Anguilla

                                    Address: Spencer House, The Valley, Anguilla

8.       Manner in which the merger or consolidation was authorised with respect to each constituent

         company:            Bingo.com Ltd:            Resolution of Director

                                    Bingo.com Inc:            Resolution of Directors

  If filing articles of consolidation:            n/a

 Type of Share Capital:

� No Par Value

� Par Value

� Both Par Value and No Par Value Shares

    (a)     The classes and any maximum number of shares that the company is authorised to issue:

    (b)    The aggregate par value of all shares and the par value of each share:

    (c)     The rights, privileges, restrictions and conditions attaching to each class of shares:

(d)    If a class of shares can be issued in series, the authority given to the directors to fix the number of shares in, or to determine the designation of, and the rights, privileges, restrictions and conditions attaching to the shares of, each series:

    (e)     Restrictions, if any, on share transfers:

    (f)      Restrictions, if any, on business the company may carry on:

       Note: An International Business Company shall not carry on any business prohibited by section 3 of the International Business Companies Act:

(g)   Other provisions, if any:

  If filing articles of merger, please state any changes to be effected to the surviving company's articles:            None

  11.  If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside Anguilla, it must comply with the requirements of section 88(2)(b) of the International Business Companies Act:            n/a

 �Attached                                                        � Not Attached

FOR REGISTRY USE ONLY

Company No:

Agent Code No:

Date Filed:

Received By:

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